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                                                              EXHIBIT (h)(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                            ADMINISTRATION AGREEMENT

                                    BETWEEN

                               ING VARIABLE FUNDS

                                      AND

                            ING FUNDS SERVICES, LLC

                                                ADMINISTRATIVE SERVICES FEE
                                                ---------------------------
SERIES                                      (as a percentage of managed assets)
------                                         0.055% on the first $5 billion
ING VP Growth and Income Portfolio                 0.030% over $5 billion